                                                                     EXHIBIT 2.1


                               EXCHANGE AGREEMENT


         AGREEMENT made February 20, 1997 among Eatertainment Inc., a Delaware corporation having its principal office at 224 East Douglas, Suite 700, Wichita, Kansas 67202 (hereinafter called "Holding Company"), and each of the persons listed on the signature pages hereto (hereinafter collectively called the "Shareholders").

         WHEREAS the Shareholders own (i) all of the outstanding shares of the common stock of Bailey's Sports Grille, Inc., a Delaware corporation ("Bailey's"), F&H Restaurant Corp., a Delaware corporation ("F&H"), Fox & Hound, Inc., a Texas corporation ("Fox I"), Fox & Hound II, Inc., a Texas corporation ("Fox II") and (ii) 18.75% of the limited partnership interests of N. Collins Entertainment, Ltd., a Texas limited partnership ("Collins"), 505 Entertainment, Ltd., a Texas limited partnership ("505"), Midway Entertainment, Ltd., a Texas limited partnership ("Midway") and F & H Dallas, L.P., a Texas limited partnership ("Dallas"), from the limited partners as set forth on Schedule I attached hereto (the "18.75% Limited Partners"). As used herein, the Subsidiary Corporations shall mean Bailey's, F&H, Fox I and Fox II and the Subsidiary Limited Partnerships shall mean Collins, 505, Midway and Dallas;

         WHEREAS Holding Company desires to acquire (i) all of the issued and outstanding shares of common stock of the Subsidiary Corporations and (ii) 18.75% of the limited partnership interests of the Subsidiary Limited Partnerships, as the same may be constituted on the closing date hereunder from the 18.75% Limited Partners, and the Shareholders are willing to transfer to Holding Company the shares of such common stock and limited partnership interests owned by them, as the case may be, as set forth on Schedule I, all on the terms and conditions hereinafter set forth; and

         WHEREAS the parties desire that the transactions contemplated by this Agreement constitute an exchange of property as provided in Section 351 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Representations of shareholders. The Shareholders severally, but not jointly, represent and warrant solely with respect to themselves and the respective Subsidiary Corporation(s) in which they own shares of common stock and/or the respective Subsidiary Limited Partnership(s) in which they hold a limited partnership interest, all as set forth on the applicable portion of
Schedule I, as provided in this Section 1.

As used herein, "Knowledge" shall mean the knowledge of any Shareholder in his/her capacity as shareholder and, if such Shareholder is also an officer, director or employee of a Subsidiary Corporation or the managing partner of a Subsidiary Limited Partnership, the knowledge of such Shareholder in his/her capacity as an officer, director or employee of a Subsidiary Corporation or the managing partner of a Subsidiary Limited Partnership. For the purposes of
Section 1, a Shareholder shall not include the 18.75% Limited Partners.

                  (a) The Shareholders are the record owners and holders of (i) the number of fully paid and nonassessable shares of common stock of each of the Subsidiary Corporations and (ii) the limited partnership interests of each of the Subsidiary Limited Partnerships, as of the date hereof as set forth opposite their respective names in the applicable portion of Schedule I attached hereto, and all such shares of common stock and limited partnership interests are owned free and clear of all liens, claims, encumbrances, charges, and assessments and are subject to no restrictions with respect to transferability, other than with respect to the Subsidiary Limited Partnerships, the limitations set forth in the respective amended and restated limited partnership agreements governing such Subsidiary Limited Partnership. Notwithstanding anything to the contrary contained in the first paragraph of this Section 1, (i) to each Shareholder of Bailey's knowledge, none of the shares of common stock of Bailey's held by the other Shareholders of Bailey's, (ii) to each Shareholder of F&H's knowledge, none of the shares of common stock of F&H's held by the other Shareholders of F&H, (iii) to each Shareholder of Fox I's and Fox II's knowledge, none of the shares of common stock of Fox I or Fox II held by the other Shareholders of Fox I and Fox II, and (iv) to each 18.75% Limited Partners's knowledge, none of the limited partnership interests of any Subsidiary Limited Partnership, is, in each case, subject to any liens, claims, encumbrances, charges, or assessments or any restrictions with respect to transferability, other than with respect to the Subsidiary Limited Partnerships the limitations set forth in the respective amended and restated limited partnership agreement governing such Subsidiary Limited Partnership.

                  (b) To the knowledge of each Shareholder of Bailey's, the authorized capital stock of Bailey's consists of 100,000 shares of common stock, no par value, of which 10,000 shares are issued and outstanding; to the knowledge of each Shareholder of F&H, the authorized capital stock of F&H consists of 1,000 shares of common stock, no par value, of which 100 shares are issued and outstanding; and to the knowledge of each Shareholder of Fox I and Fox II, the authorized capital stock of each of Fox I and Fox II consists of 10,000 shares of common stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding for each of Fox I and Fox II. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require such corporation to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to such corporation. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of such corporation.

                  (c) To the knowledge of such Shareholder, each Subsidiary Corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified to do business as a foreign corporation, if required, and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business require such qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, business, results of operations or conditions (financial or otherwise) of each of such corporation. Each Subsidiary Corporation has previously delivered to Holding Company true, complete and correct copies of its charter and by-laws, as currently in effect.

                  (d) To the knowledge of such Shareholder, each Subsidiary Limited Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified to do business as a foreign limited partnership, if required, and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business require such qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, business, results of operations or conditions (financial or otherwise) of each of such limited partnership. Each Subsidiary Limited Partnership has previously delivered to Holding Company a true, complete and correct copy of its agreement of limited partnership, as currently in effect.

                  (e) To the knowledge of such Shareholder, neither any Subsidiary Corporation nor any Subsidiary Limited Partnership has any subsidiaries, or any direct or indirect interest, whether by way of stock ownership or otherwise, in any corporation, firm, association or business enterprise.

                  (f) To the knowledge of such Shareholder, each Subsidiary Corporation and each Subsidiary Limited Partnership owns and possesses, or is duly licensed in respect of, all licenses, trademarks, trademark rights, applications for trademarks, trade names, trade name rights, processes, and formulas, necessary for the operation of its business, with no known material conflict with the rights of others, and the same are subject to no liens, encumbrances, claims, or charges.

                  (g) As of the date of this Agreement, to the knowledge of such Shareholder, there are no actions, suits, or proceedings pending or, to the knowledge of the Shareholders, threatened, against either any Subsidiary Corporation or any Subsidiary Limited Partnership, at law or in equity, or before or by any federal, state, municipal, or other governmental agency or instrumentality, domestic or foreign, except for those actions, suits, or proceedings which would not have a material and adverse effect on the financial condition of the Subsidiary Corporations or the Subsidiary Limited Partnerships, as the case may be. Neither any Subsidiary Corporation nor any Subsidiary Limited Partnership is in default with respect of any order or decree of any court or of any such governmental agency or instrumentality.

                  (h) Neither the execution and delivery of this Agreement, the Stockholders Agreement dated as of the date hereof by and among the Shareholders and the Holding Company or the S Corporation Termination, Tax Allocation and Indemnification Agreements ("Tax Agreements") dated as of the date hereof by and among certain of the Shareholders and the Holding Company, nor the consummation of the transactions herein or therein contemplated, will conflict with or result in the breach of, or accelerate the performance required by, any terms of any agreement to which any of the Subsidiary Corporations or any of the Subsidiary Limited Partnerships, or the Shareholders, are now a party, or constitute a default thereunder, or result in the creation of any lien, charge, or encumbrance upon any of the properties or assets of any of the Subsidiary Corporations or any of the Subsidiary Limited Partnerships.

                  (i) To the knowledge of each Shareholder, none of the Subsidiary Corporations or the Subsidiary Limited Partnerships is a party to any agreement or instrument subject to any charter or other corporate restriction materially and adversely effecting the business, property, or assets, operations or condition (financial or otherwise) of such corporation or limited partnership, as the case may be.

                  (j) To the knowledge of each Shareholder, each of the Subsidiary Corporations and the Subsidiary Limited Partnerships and the Shareholders have timely filed all tax returns and reports required to be filed by each, including without limitation all federal, state, local and foreign tax returns, and all such tax returns and reports are true, complete and correct in all material respects. Each of the Subsidiary Corporations and the Subsidiary Limited Partnerships have paid in full or made adequate provision by the establishment of reserves for all such taxes and other charges which have become due or have been asserted in writing by any taxing authority to be due, relating to each such corporation or limited partnership, as the case may be, including, if such corporation was an S Corporation prior to the consummation of the transactions contemplated by this Agreement, taxes and other charges attributable to the S Corporation election by each such corporation, and has withheld with respect to their employees all federal and state income taxes, FICA, FUTA and any other taxes or charges required to be withheld except for those taxes or other charges the failure of which to pay or withhold would not have a material and adverse effect on the financial condition of the Subsidiary Corporations or the Subsidiary Limited Partnerships, as the case may be. To the knowledge of each Shareholder, there is no tax deficiency proposed or threatened against any Subsidiary Corporation or any Subsidiary Limited Partnerships, and the Shareholders relating to such corporation or limited partnership, as the case may be, have no knowledge or any basis for the assertion of any such claim, including if such corporation was an S Corporation prior to the consummation of the transactions contemplated by this Agreement, taxes and other charges attributable to the S Corporation election by each such corporation and its Shareholders except where such deficiency would not have a material and adverse effect on the financial condition of the Subsidiary Corporations or the Subsidiary Limited Partnerships, as the case may be. To the knowledge of each Shareholder, each of the Subsidiary Corporations and the Subsidiary Limited Partnerships have made all payments of estimated taxes, if any, when due in amounts sufficient to avoid the imposition of any penalty except where such penalty would not have a material and adverse effect on the financial condition of the Subsidiary Corporations or the Subsidiary Limited Partnerships, as the case may be. There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes due from or with respect to the Subsidiary Corporations or the Subsidiary Limited Partnerships for any taxable period, and no power of attorney granted by or with respect to the Subsidiary Corporations or the Subsidiary Limited Partnerships relating to taxes is currently in force. No closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended, (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Subsidiary Corporations or the Subsidiary Limited Partnerships that could materially and negatively effect the future liability for taxes of the Subsidiary Corporations or the Subsidiary Limited Partnerships, as the case may be. No audit or other proceeding by any governmental authority has formally commenced and no written notification has been given that such an audit or other proceeding is pending or threatened with respect to any taxes due from or with respect to the Subsidiary Corporations or the Subsidiary Limited Partnerships, as the case may be, that could materially and negatively affect the future liability for taxes of the Subsidiary Corporations or the Subsidiary Limited Partnerships, as the case may be. No unpaid assessment of tax has been proposed in writing against the Subsidiary Corporations or the Subsidiary Limited Partnerships, as the case may be, other than assessment of a type that arise on a recurring basis in the ordinary course of business.

                  (k) To the knowledge of each Shareholder, neither any Subsidiary Corporation nor any Subsidiary Limited Partnership has any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, accrued, absolute, contingent or otherwise ("Liabilities"), which would be required by generally accepted accounting principles to be disclosed in their respective financial statements (including, without limitation, in the notes thereto), other than liabilities fully and adequately reflected or reserved against their respective balance sheet, prepared in accordance with generally accepted accounting principles. To the knowledge of each Shareholder, since December 31, 1996, none of the Subsidiary Corporations or the Subsidiary Limited Partnerships has incurred any liabilities which would be required by generally accepted accounting principles to be disclosed in their respective financial statements (including, without limitation, in the notes thereto), other than (i) Liabilities incurred since December 31, 1996 in the ordinary course of business, (ii) the payment of a dividend declared by Bailey's, Collins, 505 or Midway to their respective Shareholders prior to the closing date relating to all undistributed earnings of such entity for periods prior to the closing date or (iii) the payment of a dividend declared by Fox I or Fox II to their respective Shareholders prior to the closing date relating to all cash held by such entity as of the closing date.

                  (l) To the knowledge of such Shareholder, each of the Subsidiary Corporations and the Subsidiary Limited Partnerships is in compliance in all material respects with all applicable laws (including, but not limited to, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all federal, state or local governments, or any agency or instrumentality of the foregoing, domestic or foreign, in respect of the conduct of its business and ownership or leasing of its properties, except where the failure to so comply would not have a material adverse effect on the assets, business, results of operations or condition (financial or otherwise) of such corporation or limited partnership, as the case may be. To the knowledge of such Shareholder, each of the Subsidiary Corporations and the Subsidiary Limited Partnerships have all licenses, permits, orders or approvals of all federal, state or local governmental bodies, quasi-governmental bodies or authorities, domestic or foreign, which are material to, or necessary for, the conduct of the operations of each of such corporation or limited partnership, as the case may be. To the knowledge of the Shareholders, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Subsidiary Corporations or the Subsidiary Limited Partnerships, as the case may be, alleging any failure so to comply, except where the failure to so comply would not have a material and adverse effect on the assets, business, results of operations or condition (financial or otherwise) of such corporation or limited partnership, as the case may be.

                  (m) The following financial statements of the Subsidiary Corporations and Subsidiary Partnerships, which are attached hereto as Schedule II, are true, correct and complete in all material respects, have been prepared from and are in accordance with the books and records of each such Subsidiary Corporation or Subsidiary Partnership, as the case may be, in accordance with generally accepted accounting principles ("GAAP") consistently applied except where otherwise indicated, and fairly present the financial condition of such Subsidiary Corporation or Subsidiary Partnership, as the case may be, in all material respects as at the dates stated and the results of operations of such Subsidiary Corporation or Subsidiary Partnership, as the case may be, for the periods then ended: (i) the balance sheet and income statement of each Subsidiary Corporation (other than F&H) and Subsidiary Limited Partnership, as at and for the years ended December 31, 1995 and December 31, 1996 (the "December Financial Statements"); and (ii) the balance sheet of F&H as at December 31, 1995 and December 31, 1996 (the "F&H Financial Statements" and, together with the December Financial Statements, the "Financial Statements"). All Financial Statements attached hereto are unaudited except for the Financial Statements of Bailey's, which are audited as at December 31, 1995. The Financial Statements relating Collins, 505 and Midway have been prepared on a "tax basis," not in accordance with GAAP.

                  (n) Since December 31, 1996, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Subsidiary Corporations or Subsidiary Limited Partnerships.

                  (o) Each Subsidiary Corporation and each Subsidiary Limited Partnership have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on its premises, or shown in its balance sheet, or acquired after the date thereof, free and clear of all liens, claims, encumbrances, charges, and assessments, except for properties and assets disposed of in the ordinary course of business since December 31, 1996.

         2. Exchange of stock. On the closing date, as hereinafter fixed, the Shareholders shall deliver, or cause to be delivered, to Holding Company certificates representing all of the issued and outstanding shares of common stock of the Subsidiary Corporations, as the same shall be constituted on the closing date, duly endorsed in blank by the owner of record, or accompanied by duly executed stock powers in blank, and accompanied by requisite revenue stamps evidencing the payment of the transfer tax, if any. By the signature of each of the 18.75% Limited Partners on the signature pages hereto, each such 18.75% Limited Partner shall be deemed to consent to the transfer of the limited partnership interest of each other 18.75% Limited Partner and to have transferred the limited partnership interest of each of the Subsidiary Limited Partnerships held by such 18.75% Limited Partner. In consideration therefor Holding Company shall, at the closing, deliver to the Shareholders, or their agents, for their accounts, certificates representing shares of the common stock, $.01 par value per share, of Holding Company (the "Common Stock"), as set forth below:

Subsidiary Corporation                Percentage of Outstanding shares of Common
----------------------                ------------------------------------------
or Subsidiary Limited                 Stock of Holding Company following the
---------------------                 --------------------------------------
Partnership                           Exchange described in this Section 2
-----------                           ------------------------------------
Bailey's                              25%

F&H                                   50%

Fox I                                 6.25%
Fox II

Collins                               18.75%
505
Midway
Dallas

         3. Closing. The closing date under this Agreement shall be simultaneous with the execution of this Agreement or such other time as Holding Company and the Shareholders may agree. The closing shall be held at the offices of the Holding Company, 224 East Douglas, Suite 700, Wichita, Kansas 67202, unless another place is mutually agreed upon by the Holding Company and the Shareholders.

         4. Indemnity for damages. Each Shareholder, severally and not jointly, shall indemnify, fully defend and save and hold harmless the Holding Company at all times from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses, but net of any tax savings and insurance proceeds actually received by the indemnitee as a result of the matter giving rise to the indemnification, asserted against, resulting to, imposed upon or incurred by the Holding Company, by reason of or resulting from any inaccurate representation made by each such Shareholder in this Agreement, breach of any of the warranties made by each such Shareholder in this Agreement and breach or default in performance by each such Shareholder of any of the covenants which he or it is to perform hereunder.

         5. Conditions to obligations of Holding Company. The obligations of Holding Company hereunder are, except as may be waived in writing by Holding Company, subject to the conditions that:

                  (a) Certificates representing 100% of the issued and outstanding shares of common stock of each Subsidiary Corporation, as such stock shall then be constituted, and documents representing 18.75% of the limited partnership interests of the Subsidiary Limited Partnerships held by the 18.75% Limited Partners, if any, as such interests shall then be constituted, shall be tendered for exchange at the closing by the Shareholders.

                  (b) The representations contained in Sections 1 and 7 hereof shall be true on and as of the closing date with the same effect as though such representations had been made on and as of the closing date, and there shall be delivered to Holding Company at the closing, if requested, a certificate, in form and substance satisfactory to Holding Company and its counsel, duly signed by the Shareholders to that effect.

                  (c) The Shareholders must each execute and deliver to Holding Company a Stockholders Agreement in form satisfactory to Holding Company.

                  (d) Shareholders of Subchapter S Subsidiary Corporations must each execute and deliver to Holding Company a Tax Agreement.

         6. Conditions to obligations of Shareholders. The obligation of the Shareholders hereunder to deliver to Holding Company shares of common stock of each of the Subsidiary corporations and to transfer to Holding Company the limited partnership interests of each of the subsidiary Limited Partnerships, each as set forth on Schedule I attached hereto, is, except as may be waived in writing by the Shareholders, subject to the conditions that (i) Holding Company was formed for the purpose of participating in the exchanges as contemplated in this Agreement and no shares of Common Stock are issued or outstanding (other than as contemplated pursuant to the terms of this Agreement); (ii) Holding Company is a duly organized and existing corporation in good standing under the laws of the State of Delaware; (iii) the shares of Common Stock of Holding Company being delivered hereunder are validly issued, fully paid, and nonassessable;
(iv) this Agreement has been duly executed and delivered by Holding Company, and constitutes the legal, valid, and binding obligation of Holding Company, enforceable in accordance with its terms; and (v) as to such other matters incident to the transactions contemplated by this Agreement as the Shareholders may reasonably require.

         7. Stock received as investment. Each Shareholder represents that the shares of Common Stock of Holding Company being acquired by him or it pursuant to the terms and provisions of this Agreement are being acquired for his or its own account for purposes of investment and not with a view to or for resale in connection with any distribution thereof.

         8. Survival of representations. The representations and warranties of the parties hereto shall survive the making of this agreement, any examination on behalf of such parties, and the closing hereunder. Any waiver of any term or condition of this agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         9. Notices. All communications hereunder shall be in writing and delivered or mailed to Holding Company, 224 East Douglas, Suite 700, Wichita, Kansas 67202, Attn: President, and to the Shareholders, each c/o Jamie B. Coulter, 224 East Douglas, Suite 700, Wichita, Kansas 67202, or at such other address as each party may specify in writing.

         10. Broker. Holding Company and the Shareholders represent to each other that no broker has been employed in connection with any transaction or transactions involved in this Agreement.

         11. Entire agreement. This Agreement constitutes the entire contract between the parties hereto and no party shall be liable or bound to another in any manner by any warranties, representations or guarantees except as specifically set forth herein.

         12. Modification. This Agreement may not be changed or modified except by an agreement in writing by the Holding Company and by the Shareholders or by any person authorized to act on their behalf.

         13. Benefit. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors, and assigns of the parties hereto.

         14. Governing law. This Agreement is made pursuant to and shall be construed under the laws of the State of Delaware, without regard to any applicable conflicts of law provisions.

         15. Counterparts. This Agreement may be executed and endorsed in one or more counterparts, and each of such counter parts shall, for all purposes, be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

                                             EATERTAINMENT INC.


                                             By:________________________________
                                                Name:  Jamie B. Coulter
                                                Title: Chairman of the Board

                                         BAILEY'S SHAREHOLDERS
                                         ---------------------


                                         --------------------------------------
                                         Thomas A. Hager


                                         --------------------------------------
                                         Dennis L. Thompson


                                         --------------------------------------
                                         Sharon K. Thompson


                                         --------------------------------------
                                         Blake A. Thompson


                                         --------------------------------------
                                         Ashley D. Thompson


                                         --------------------------------------
                                         Patrick C. Boyd


                                         --------------------------------------
                                         C. Wells Hall, III


                                         --------------------------------------
                                         Octavio P. Ponce


                                         --------------------------------------
                                         James E. Harris, Jr.


                                         --------------------------------------
                                         Thomas W. Shannon


                                         --------------------------------------
                                         Christopher Weinberg


                                         --------------------------------------
                                         Ramey G. Millett

                                                     F&H SHAREHOLDERS
                                                     ----------------


                                                     --------------------------
                                                     Jamie B. Coulter


                                                     --------------------------
                                                     Mike Nahkunst


                                                     --------------------------
                                                     Chris Wettig


                                                     --------------------------
                                                     Gary Judd


                                                     --------------------------
                                                     Max Sheets


                                                     --------------------------
                                                     Steve Johnson


                                                     --------------------------
                                                     John White


                                                     --------------------------
                                                     Bill Hall


                                                     --------------------------
                                                     Mike Archer


                                                     --------------------------
                                                     Bob Leino


                                                     --------------------------
                                                     Bev Parker


                                                     --------------------------
                                                     Tracy Daniels


                                                     --------------------------
                                                     Dennis Simmons

                                                     --------------------------
                                                     T.D. O'Connell


                                                     --------------------------
                                                     Tom Dippre


                                                     --------------------------
                                                     Mike Sipes


                                                     --------------------------
                                                     Jeff Bracken


                                                     --------------------------
                                                     Ken Syvarth


                                                     --------------------------
                                                     Jerry Aaron


                                                     --------------------------
                                                     Rob Kendall


                                                     --------------------------
                                                     Bob Crawford


                                                     --------------------------
                                                     Dee Lincoln


                                                     --------------------------
                                                     Dru Coulson


                                                     --------------------------
                                                     John McKenzie


                                                     --------------------------
                                                     Mark Eason


                                                     --------------------------
                                                     Frank Furstenburg


                                                     --------------------------
                                                     Alen Smith

                                                     --------------------------
                                                     Karon Perrill


                                                     --------------------------
                                                     Jeff Fletcher


                                                     --------------------------
                                                     Bob Emerson


                                                     --------------------------
                                                     Reed Smith


                                                     --------------------------
                                                     Steven Wolosky


                                                     --------------------------
                                                     Bill Tilley


                                                     --------------------------
                                                     George Leff


                                                     --------------------------
                                                     Adam North


                                                     --------------------------
                                                     Reg Redding


                                                     --------------------------
                                                     David Ketter


                                                     --------------------------
                                                     Rusty Karst


                                                     --------------------------
                                                     Brian Judd


                                                     --------------------------
                                                     John Manuel


                                                     --------------------------
                                                     Carole Bailey

                                                     --------------------------
                                                     Clark Mandigo


                                                     --------------------------
                                                     Denise Cerelli


                                                     --------------------------
                                                     Christie Reniger


                                                     --------------------------
                                                     Phil Holtschult


                                                     --------------------------
                                                     Roger Morrow


                                                     --------------------------
                                                     Cassandra Wilson

                                         FOX I AND FOX II SHAREHOLDERS
                                         -----------------------------


                                         ---------------------------------------
                                         Paul Guernsey


                                         ---------------------------------------
                                         Steve Hartnett



                                         18.75% LIMITED PARTNERS
                                         -----------------------

                                         Organized Capital, Inc.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         United II Strategic Trading, Inc.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ---------------------------------------
                                         Mark Lee

                                         Fox II General Partnership

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ---------------------------------------
                                         Richard Benning



                                         ---------------------------------------
                                         Julie Hilliker


                                         KemJen Enterprises


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                         ---------------------------------------
                                         Larry Schmidt

                                         ---------------------------------------
                                         Steve Bean                 Vickie Bean



                                         ---------------------------------------
                                         Craig Steede



                                         ---------------------------------------
                                         Allen McGehee


                                         Old South I General Partnership

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   Schedule I

                                      Shares Held in
                                   Subsidiary Corporation    Shares of Common
                                   or Percentage Interest    Stock of Holding
                                   in Subsidiary Limited    Company to received
               Shareholders             Partnership             in Exchange
               ------------             -----------             -----------
          BAILEY'S SPORTS GRILLE,
                   INC.
              Thomas A. Hager             3,628                   9,070
            Dennis L. Thompson           1,224.50                3,061.25
            Sharon K. Thompson           1,224.50                3,061.25
             Blake A. Thompson              100                     250
            Ashley D. Thompson              100                     250
              Patrick C. Boyd             1,099                  2,747.5
            C. Wells Hall, III              463                  1,157.5
             Octavio P. Ponce               829                  2,072.5
           James E. Harris, Jr.             332                     830
             Thomas W. Shannon              400                   1,000
           Christopher Weinberg             400                   1,000
             Ramey G. Millett               200                     500

                                                               Total shares
                                       Total Shares        received in Exchange
                                     Outstanding 10,000           25,000
                                                 ------           ------

                                   Shares Held in
                                 Subsidiary Corporation    Shares of Common
                                 or Percentage Interest    Stock of Holding
                                 in Subsidiary Limited   Company to received
               Shareholders           Partnership             in Exchange
               ------------           -----------             -----------
           F&H RESTAURANT CORP.

             Jamie B. Coulter            500                   25,000
               Mike Nahkunst              70                    3,500
               Chris Wettig               35                    1,750
                 Gary Judd                35                    1,750
                Max Sheets                35                    1,750
               Steve Johnson              32.75                 1,637.5
                John White                32.75                 1,637.5
                 Bill Hall                32.75                 1,637.5
                Mike Archer               32.75                 1,637.5
                 Bob Leino                25                    1,250
                Bev Parker                 4                      200
               Tracy Daniels               4                      200
              Dennis Simmons               4                      200
              T.D. O'Connell               5                      250
                Tom Dippre                 5                      250
                Mike Sipes                 5                      250
               Jeff Bracken                5                      250
                Ken Syvarth                5                      250
                Jerry Aaron               12.5                    625
                Rob Kendall               25                    1,250
               Bob Crawford               12.5                    625
                Dee Lincoln                5                      250
                Dru Coulson                3.5                    175
               John McKenzie               1.5                     75
                Mark Eason                 2                      100
             Frank Furstenburg             2                      100
                Alen Smith                 6.88                   344
               Karon Perrill               3.5                    175
               Jeff Fletcher               2.5                    125
                Bob Emerson                6.88                   344
                Reed Smith                 2                      100
                George Leff                1                       50
                Adam North                 1.5                     75
                Reg Redding                1.5                     75
               David Ketter                1                       50
                Rusty Karst                1                       50
                Brian Judd                 1                       50
                John Manuel                1                       50
               Carole Bailey               2.5                    125
               Steve Wolosky               7.48                   374
                Bill Tilley                6.88                   344
               Clark Mandigo               6.88                   344
              Denise Cerelli               5                      250
             Christie Reniger              3.5                    175
              Phil Holtschult              3.5                    175
               Roger Morrow                1.5                     75
             Cassandra Wilson              1                       50
                                                               Total shares
                                      Total Shares          received in Exchange
                                     Outstanding 1,000            50,000
                                                 -----            ------

                                       Shares Held in
                                    Subsidiary Corporation     Shares of Common
                                    or Percentage Interest     Stock of Holding
                                    in Subsidiary Limited     Company to received
               Shareholders              Partnership              in Exchange
               ------------              -----------              -----------
             FOX & HOUND, INC.
               Paul Guernsey                 250
              Steve Hartnett                 750
                                         Total Shares
                                      Outstanding 1,000
                                                  -----
                                                               Combined total of
                                                              shares received in
                                                             Exchange relating to
           FOX & HOUND II, INC.                                Fox I and Fox II
               Paul Guernsey                 100                     1,047
              Steve Hartnett                 900                     5,203
                                                                 Total shares
                                         Total Shares        received in Exchange
                                      Outstanding 1,000              6,250
                                                  -----              -----

         N. COLLINS ENTERTAINMENT,
                   LTD.
          505 ENTERTAINMENT, LTD.
        MIDWAY ENTERTAINMENT, LTD.
             F&H DALLAS, L.P.

          Organized Capital, Inc.          6.5856%                   6,585
            United II Strategic
               Trading, Inc.               6.8031%                   6,803
                 Mark Lee                  0.9925%                     993
        Fox II General Partnership         0.5363%                     536
              Richard Benning              0.0786%                      79
              Julie Hilliker               0.0688%                      69
         Kemjen Enterprises, Inc.          1.3750%                   1,375
               Larry Schmidt               0.3438%                     344
           Steve and Vickie Bean           0.5913%                     591
               Craig Steede                0.2063%                     206
               Allen McGehee               0.1375%                     138
            Old South I General
                Partnership                1.0312%                   1,031
                                                                 Total shares
                                                             received in Exchange
                                                                     18,750
                                                                     ------